Exhibit  23

Consent  of  Independent  Accountants


We consent to the incorporation by reference in the registration statements of Policy Management Systems Corporation (the "Company") on Form S-8 (No. 33-59553, 33-59555, 33-59575, 333-67555 and 333-78207) of our report dated March 30, 2000, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on 10-K.



PricewaterhouseCoopers,  LLP



Atlanta,  Georgia
March  30,  2000